UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

The information regarding the appointments of David Becker as Pernix Therapeutics Holdings, Inc.’s (the “Company’s”) new Chief Financial Officer and Tracy Clifford as the Company’s new Corporate Controller and Director of Finance contained in Item 8.01 is incorporated herein by reference.

Item 8.01    Other Events

On December 6, 2011, the Company issued a press release announcing the appointments of David Becker, 45, as the Company’s new Chief Financial Officer, Chuck Hrushka, 60, as the Company’s new Vice President of Sales & Marketing, each effective as of December 5, 2011, and Leslie White, 41, as the Company’s new Director of Regulatory Affairs & Quality Assurance.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Upon Mr. Becker’s commencement of employment as Chief Financial Officer of the Company, Tracy Clifford, then-current Chief Financial Officer of the Company, was appointed to the new position of Corporate Controller and Director of Finance.  Ms. Clifford continues to serve as Treasurer and Secretary of the Company.  Upon Mr. Hrushka’s commencement of employment as Vice President of Sales & Marketing, Emily Beth Bonner-Deville, then-current Vice President of Sales & Marketing, was appointed to the new position of Vice President of Sales Training and Compliance.

David Becker

Prior to his appointment as the Company’s Chief Financial Officer, Mr. Becker was Interim Chief Financial Officer and Chief Restructuring Officer of LW Stores, a discount retail chain outlet.  From 2008 to 2010, Mr. Becker served as Executive Vice President & Chief Financial Officer of MiddleBrook Pharmaceuticals, Inc.  From 2007 to 2008, Mr. Becker worked as an independent consultant through his wholly-owned company, Becker Consulting, offering financial and accounting consulting services to portfolio companies of venture capital firms.  From 2000 to 2007, Mr. Becker served as Executive Vice President, Chief Financial and Administrative Officer & Treasurer of Adams Respiratory Therapeutics, Inc.  Mr. Becker is a certified public accountant in the state of California with over 10 years of accounting experience in the healthcare industry.  Mr. Becker holds a bachelor of science in accounting from the University of Southern Mississippi.

Pursuant to the terms of an offer letter between Mr. Becker and the Company, Mr. Becker will receive a base salary of $230,000.00 per year.  Additionally, the Company granted Mr. Becker 150,000 options to purchase shares of the Company’s common stock upon his commencement of employment with the Company.  The options vest in equal one-third installments on each of the first, second and third anniversaries from the date of grant.  Additionally, in the event Mr. Becker’s employment is terminated by the Company without cause, Mr. Becker will be entitled to severance equal to one year’s annual base salary plus the cost of one year of health benefits.

Chuck Hrushka

Mr. Hrushka served as a senior consultant for Giles & Associates Consultancy, offering strategic and business development consulting services to the pharmaceutical industry, prior to his appointment as the Company’s Vice President of Sales & Marketing.  From 2007 to 2009, Mr. Hrushka served as Vice President of Marketing of Shionogi Pharma, Inc. (formerly Sciele Pharma, Inc.).  From 2005 to 2007, Mr. Hrushka served as Vice President of Marketing of Sucampo Pharmaceuticals, Inc.  Mr. Hrushka has over twenty five years experience in the pharmaceutical and biotechnology industries.  He holds a bachelor of science in biology from Lynchburg College, and a masters in business administration from Georgia State University.  Mr. Hrushka will receive a base salary of $175,000.00 per year.

Leslie White

Prior to joining the Company, Mr. White served as Director of Regulatory Affairs of Trace Life Sciences from 2002 to 2011.  Mr. White has over fifteen years experience in the pharmaceutical industry, holding quality control and regulatory oversight positions with Cedra Corporation, Carbomedics, Coram Health Care and OsteoMed during his career.  He holds a master of science in Material Science and Engineering  from the University of North Texas and a bachelor of science in Biology from the University of Texas at San Antonio.

Item 9.01   Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

99.1
Press release by Pernix Therapeutics Holdings, Inc. dated December 6, 2011 announcing the appointments of David Becker as Chief Financial Officer, Chuck Hrushka as Vice President of Sales & Marketing and Leslie White as Director of Regulatory Affairs & Quality Assurance

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: December 6, 2011	By:	/s/ Cooper C. Collins
Cooper C. Collins
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Press release by Pernix Therapeutics Holdings, Inc. dated December 6, 2011 announcing the appointments of David Becker as Chief Financial Officer, Chuck Hrushka as Vice President of Sales & Marketing and Leslie White as Director of Regulatory Affairs & Quality Assurance